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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2010, relating to the consolidated financial statements of Tangoe, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

April 15, 2010

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  Exhibit 23.1